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                                   EXHIBIT (b)


                            By-Laws of the Registrant
















































                                      C-8
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                                     BYLAWS


                                       OF

                                M.S.B. FUND, INC.

           (As Amended to February 14, 2000, effective April 20, 2000)

                                     BYLAWS

                                       OF

                                M.S.B. FUND, INC.

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ARTICLE I......................................................Offices    1

Section 1.....................................................Location    1

ARTICLE II....................................Meetings of Stockholders    1

Section 1.............................................Place of Meeting    1

Section 2...............................................Annual Meeting    1

Section 3.............................................Special Meetings    1

Section 4...........................................Notice of Meetings    1

Section 5.......................................................Quorum    2

Section 6.................................................Organization    2

Section 7.......................................................Voting    3

Section 8...................................................Inspectors    3

Section 9..............................List of Stockholders at Meeting    3

ARTICLE III.........................................Board of Directors    4

Section 1....................Number, Qualifications and Term of Office    4

Section 2....................................................Vacancies    5

Section 3........................Resignations and Removal of Directors    5

Section 4........................Increase or Decrease in Size of Board    6

Section 5.............................................Place of Meeting    6

Section 6...............................................Annual Meeting    6

Section 7.............................................Regular Meetings    6


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
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Section 8.............................................Special Meetings    6

Section 9...................................Notice of Special Meetings    6

Section 10........................................Organization; Quorum    7

Section 11..................Compensation and Reimbursement of Expenses    7

Section 12..................................Presumption of Concurrence    7

Section 13...........Action of Directors or Committees Without Meeting    7

Section 14..............Telephonic Meetings of the Board or Committees    8

ARTICLE IV..................................................Committees    8


Section 1.....................Executive Committee and Other Committees    8

ARTICLE V.....................................................Officers    9


Section 1.......................................Number and Description    9

Section 2...............................................Term of Office    9

Section 3..................................................Resignation    9

Section 4....................................................Vacancies    9

Section 5................................................The President    9

Section 6.....................................The First Vice President    10

Section 7....................................The Second Vice President    10

Section 8................................................The Secretary    10

Section 9........................................Assistant Secretaries    11

Section 10...................................................Treasurer    11

Section 11................................................Compensation    11

ARTICLE VI............................................................    11

Section 1............................Representation of Shares of Stock    11

Section 2................................................Open Accounts    12

Section 3........................................Certificates of Stock    12


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Section 4.............Lost, Destroyed or Wrongfully Taken Certificates    12

Section 5..................................................Record Date    12

Section 6.......................................Record of Stockholders    13

ARTICLE VII.................Determination of Sale and Redemption Price    13

ARTICLE VIII......................................Redemption of Shares    14

ARTICLE IX....................................................Reserved    17

ARTICLE X..................................Restrictions on Investments    17

ARTICLE XI.........Investment Policy and Objectives of the Corporation    20

ARTICLE XII..................................................Custodian    20

Section 1.....................................Appointment of Custodian    20

Section 2....................................Agreements with Custodian    20

ARTICLE XIII........................................Investment Adviser    21

Section 1............................Appointment of Investment Adviser    21

Section 2...........................Agreements with Investment Adviser    21

ARTICLE XIV..........................Bonding of Officers and Employees    22

ARTICLE XV...................Indemnification of Directors and Officers    22

Section 1.....Actions by or in the Right of the Corporation to Procure
                                               a Judgment in its Favor    22

Section 2.................................Other Actions or Proceedings    23

Section 3........ Payment of Indemnification Other Than by Court Award    23

Section 4...................................Indemnification by a Court    24

Section 5.............................................Other Provisions    24

Section 6..............Limitations and Restrictions of Indemnification    25

ARTICLE XVI.......................................Interested Directors    25

ARTICLE XVII......................................................Seal    26

ARTICLE XVIII............................................Miscellaneous    26


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
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Section 1...................................................Fiscal Year    26

Section 2...................................Reports to the Stockholders    26

ARTICLE XIX..................................................Amendments    26

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                                     BYLAWS

                                       OF

                                M.S.B. FUND, INC.


                                   ARTICLE I.

                                    Offices.


                  Section 1. Location. The principal office of the Corporation shall be in the City of New York, County and State of New York. The Corporation shall also have offices or agencies at such other places, either within or without the State of New York, as the Board of Directors from time to time may designate, or as the business of the Corporation may require.



                                   ARTICLE II.

                            Meetings of Stockholders.


                  Section 1. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation in the City of New York, or at such other place as may be fixed by the Board of Directors.


                  Section 2. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of other business as may properly come before the meeting shall be held at such time as the Board of Directors may specify by resolution.1


                  Section 3. Special Meetings. Special meetings of the stockholders for any purpose may be called to be held at any time by a majority of the members of the Board of Directors then in office. Special meetings shall be called upon the written request, addressed to the President or the Secretary of the Corporation, of the holders of not less than 10 percent in amount of the stock of the Corporation outstanding and entitled to vote. Such call and written request shall state the purpose or purposes of the proposed meeting and the business transacted at any special meeting shall be confined to such stated purpose or purposes.2


                  Section 4. Notice of Meetings. Written notice of the place, date, hour and purpose or purposes of each annual meeting of stockholders and of each special meeting of stockholders shall be given by the Secretary, the President, or such other officer as may be designated by the President, either personally or by mail, not less than ten nor more than sixty


1.       Amended on January 24, 1991 and amended April 8, 1991.

2.       Amended May 26, 1994.


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                                                                               2


days before the date of the meeting. Said written notice, unless it is for the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting.3


                  If mailed, the notice of an annual or special meeting of the stockholders shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to each stockholder at his address as it appears on the record of stockholders, or, if a stockholder shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.


                  If any meeting of the stockholders is adjourned to another time or place, no notice of such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.


                  Notice of the place, date, hour and purpose of any meeting of the stockholders may be waived in writing by any stockholder either before or after the meeting, and any such waiver shall be filed with the Secretary and by him entered upon the records of the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice to him. Whenever all of the stockholders shall consent in writing to the holding of a meeting, such meeting shall be valid without call or notice.


                  Section 5. Quorum. At any meeting of the stockholders the holders of a majority in amount of the outstanding shares of stock entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of any business. When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.


                  If a quorum is present, directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at the meeting of stockholders. Any other corporate action by vote of the stockholders, except as otherwise required by law, shall be authorized by a majority of the votes cast at the meeting of stockholders.


                  In the absence of a quorum at any meeting, the holders of a majority in amount of the outstanding shares of stock entitled to vote, present in person or represented by proxy at the meeting, may adjourn the meeting from time to time until the holders of the number of shares requisite to constitute a quorum are present in person or represented by proxy at the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally convened.


                  Section 6. Organization. The President, or in his absence the First Vice President, or in the absence of the President and the First Vice President, the Second Vice President, or in the absence of each of the foregoing, a stockholder chosen by a majority in number of the shares of stock of the Corporation entitled to vote and present in person or


3.       Amended March 8, 1991 and January 22, 1998.


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                                                                               3


represented by proxy, shall act as chairman of the meeting. The Secretary, or in his absence, the Assistant Secretary, or in the absence of both the Secretary and the Assistant Secretary, any person designated by the chairman, shall act as secretary of the meeting.


                  Section 7. Voting. Each outstanding share of stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is provided by law.


                  Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon.


                  Section 8. Inspectors. The Board of Directors, in advance of any stockholders' meeting, shall appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders' meeting may, and on the request of any stockholder entitled to vote thereat shall appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. A report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.


                  Section 9. List of Stockholders at Meeting. A list of stockholders as of the record date, certified by the Secretary of the Corporation or by the transfer agent, shall be produced at any meeting of stockholders upon the request thereat or prior thereto of any stockholder. If the right to vote at any meeting is challenged, the inspectors of election or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.


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                                                                               4

                                  ARTICLE III.

                               Board of Directors.


                  Section 1. Number, Qualifications and Term of Office.4 The business of the corporation shall be managed by a Board of Directors. The number of directors constituting the entire Board of Directors shall be the number established from time to time by vote of a majority of the entire Board of Directors pursuant to Section 4 of this Article. Each director shall


                  (a)    be at least twenty-one years of age,


                  (b)    be a stockholder of the Corporation,


                  (c) not have been convicted within ten years of any felony or misdemeanor involving the purchase or sale of any security or arising out of conduct as an underwriter, broker, dealer, or investment adviser, or as an affiliated person, salesman, or employee of any investment company, bank, or insurance company,


                  (d) not be, by reason of any misconduct, permanently or temporarily enjoined by order, judgment, or decree of any court of competent jurisdiction from acting as an underwriter, broker, dealer, or investment adviser, or as an affiliated person, salesman, or employee of any investment company, bank, or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security, and


                  (e) not remain in office if he fails to attend at least 50% of the meetings of the Board of Directors in any twelve-month period commencing on January 1, of each year and continuing through December 31 of that year; provided, however, that the provisions of this clause
         (e) may be waived by a resolution adopted by the Board of Directors for good cause shown.5


                  Such directors shall be divided into three classes, all of which shall be as nearly equal in number as possible. The terms of office of the directors shall be as follows: That of the first class shall expire at the next annual meeting of stockholders, the second class at the second annual meeting and the third class at the third succeeding annual meeting. At each annual meeting after such initial classification directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting. Not more than 60% of the members of the Board of Directors shall be persons who are interested


4. Amended November 11, 1971; February 28, 1985; February 22, 1990, effective March 22, 1990; October 25, 1990; amended February 28, 1991; April 8, 1991; January 27, 1994, effective March 24, 1994; April 26, 1995, effective June 6, 1995; January 18, 1996; effective March 21, 1996; April 18, 1996.

5. Adopted September 25, 1975; amended September 23, 1976; October 25, 1984, July 25, 1991 and February 14, 2000. Former paragraph (g) was adopted on February 13, 1974 and deleted November 14, 1991. Former paragraphs (e) and (f) were deleted February 14, 2000.

persons of the Corporation. In addition, not more than 50% of the members of the Board of Directors shall be persons who are directors, officers or employees of any one bank.6


                  Each director shall serve for the term for which he is elected and until his successor is elected and shall qualify. Upon any change in the officers or directors of the Corporation, the Corporation shall within twenty days file with the State of New York, if required, a Supplemental Broker-Dealer Statement stating the new name and address involved in each such change.7


                  No director shall continue to serve as a director after the first Annual Stockholders' Meeting next following such director's seventy-fifth birthday8 provided, however, that the provisions of this paragraph may be waived by a resolution adopted by the Board of Directors to permit a director to serve out the remainder of his term.9


                  Section 2. Vacancies. Newly created directorships resulting from an increase in the number of directors and all vacancies occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, if immediately after filling any such vacancy at least two-thirds of the directors then holding office shall have been elected by the holders of the outstanding stock of the Corporation at an annual or special meeting. In the event that at any time less than a majority of the directors of the Corporation holding office at the time were so elected by the holders of the outstanding stock, the Board of Directors shall forthwith cause to be held as promptly as possible and in any event within sixty days a meeting of such holders for the purpose of electing directors to fill any existing vacancies in the Board of Directors. Any director elected by the Board of Directors shall fill such vacancy until the next annual meeting of stockholders, and until his successor is elected and shall qualify. Any director elected by the holders of the outstanding stock shall fill such vacancy for the unexpired portion of the term of his predecessor in office, and until his successor is elected and shall qualify.


                  Section 3. Resignations and Removal of Directors. Any director may resign at any time by giving written notice to the President or to the Secretary of the Corporation; such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation by the Board of Directors shall not be necessary to make it effective. Any or all of the directors may be removed for cause by the Board of Directors. Any or all of the directors may be removed without cause by a vote of not less than two-thirds of the outstanding shares of the Corporation.10


6.       Amended February 15, 1972, January 18, 1996 and February 14, 2000.

7. Amended January 7, 1965. The paragraph that formerly followed this one was deleted February 14, 2000.

8.       Adopted October 9, 1969.

9.       Adopted February 25, 1993.

10.      Amended May 26, 1994.

                  Section 4. Increase or Decrease in Size of Board. The number of directors that shall constitute the entire Board of Directors may be established by the vote of a majority of the entire Board of Directors from time to time but shall not be more than twenty-four or less than five. When the number of directors is increased by the Board of Directors and newly created directorships are filled by the Board of Directors, there shall be no classification of the additional directors until the next annual meeting of stockholders. No decrease in the number of directors shall shorten the term of any incumbent director.11


                  Section 5. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of New York as it may from time to time determine.12


                  Section 6. Annual Meeting. A meeting of the Board of Directors, to be known as the annual meeting, shall be held without notice immediately after, and at the same place as, the meeting of stockholders at which such Board of Directors is elected, for the purpose of electing the officers of the Corporation.


                  Section 7. Regular Meetings. Regular meetings of the Board of Directors shall be held at least once in each calendar quarter at such time and place as it may from time to time determine, without call and without notice.13


                  Section 8. Special Meetings. Special meetings of the Board of Directors may be called at any time by the President, and shall be called by the Secretary, or such other officer as the President or the Board of Directors may designate, on the written request of any two directors. Any such special meeting may be held at such place as shall be specified in the call, but if no place is specified, then at the principal office of the Corporation in the City of New York, New York.14


                  Section 9. Notice of Special Meetings. Notice of the time and place, date and hour, of each special meeting stating the person or persons calling the meeting shall be given by the Secretary, the President or such other officer as the President or the Board of Directors may designate, to each director at least twenty-four hours prior to such meeting. Such notice may be given verbally, in person or by telephone, in writing by personal delivery or by mail, or by telegraph and shall specify the purpose or purposes of such a meeting. Any director may waive notice of any meeting before or after the meeting, and the attendance of a director at any meeting shall constitute a waiver of notice of such a meeting. No business shall be transacted at any special meeting except such as shall have been specified in the notice or waiver of notice thereof.


11.      Amended February 14, 2000, effective April 20, 2000.

12.      Amended February 14, 2000.

13.      Amended April 18, 1996.

14.      Amended March 8, 1991.

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                                                                               7

                  Section 10. Organization; Quorum. Unless the Board of Directors shall, by resolution, otherwise provide, the President, or in his absence the First Vice President, shall act as chairman at all meetings of the Board of Directors; and the Secretary, or in his absence the Assistant Secretary, or in the absence of both the Secretary and the Assistant Secretary, such person as may be designated by the chairman, shall act as secretary at all such meetings.


                  A majority of the entire Board of Directors shall constitute a quorum necessary for the transaction of business or of any specified item of business, and, except as otherwise provided by law, the vote of a majority of directors present at any meeting at which a quorum is present, shall be the act of the Board of Directors. If at any meeting of the Board of Directors a quorum is not present, a majority of the directors present may adjourn the meeting from time to time.


                  Section 11. Compensation and Reimbursement of Expenses. The Board of Directors, by resolution, may authorize the Corporation to compensate each director for his services as a director of the Corporation, and each director, as such, shall be entitled to reimbursement for his reasonable expenses incurred in attending meetings or otherwise in connection with his attention to the affairs of the Corporation.15


                  Section 12. Presumption of Concurrence. A director who is present at a meeting of the Board of Directors, or any committee thereof, at which action on the declaration of any dividend or other distribution in cash or property, the purchase of the shares of the Corporation, the distribution of assets to stockholders after dissolution of the Corporation without paying or adequately providing for all known liabilities of the Corporation, excluding any claims not filed by creditors within the time limit set in a notice given to creditors under law, or the making of any loan to any director unless authorized by vote of the stockholders, is taken shall be presumed to have concurred in the action unless his dissent thereto shall be entered in the minutes of the meeting, or unless he shall submit his written dissent to the person acting as secretary of the meeting before the adjournment thereof, or shall deliver or send by registered mail such dissent to the Secretary of the Corporation promptly after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action. A director who is absent from the meeting of the Board or any committee thereof, at which such action is taken, shall be presumed to have concurred in the action unless he shall deliver or send by registered mail his dissent thereto to the Secretary of the Corporation or shall cause such dissent to be filed with the minutes of the proceedings of the Board of Directors or committee within a reasonable time after learning of such action.


                  Section 13. Action of Directors or Committees Without Meeting.16 Whenever the Board of Directors or any committee thereof is required or permitted to take action, such action may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written

15.      Amended March 24, 1994.

16.      Adopted September 12, 1974.

consents by the members of the Board or committee shall be filed with the minutes of the proceedings thereof.


                  Section 14. Telephonic Meetings of the Board or Committees.17 Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.



                                   ARTICLE IV.

                                   Committees.


                  Section 1. Executive Committee and Other Committees. The Board of Directors of the Corporation, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an executive committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board of Directors, except that no such committee shall have authority as to the following matters:


                  (1) The submission to stockholders of any action that needs stockholder authorization,


                  (2) The filling of vacancies in the Board of Directors or in any committee,


                  (3) The fixing of compensation of the directors for serving on the Board of Directors or on any committee,


                  (4) The amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable, and


                  (5) The amendment or repeal of these bylaws, or the adoption of new bylaws.


                  Each such committee shall serve at the pleasure of the Board of Directors and may adopt its own rules of procedure and shall keep regular minutes of its proceedings and report the same to the Board of Directors.


17.      Adopted September 25, 1975.

                                   ARTICLE V.

                                    Officers.


                  Section 1. Number and Description. The officers of the Corporation shall be a President, a First Vice President, a Second Vice President, a Secretary, one or more Assistant Secretaries and a Treasurer, all of whom shall be elected by the Board of Directors.


                  The Board of Directors may elect or appoint such other officers and agents as it shall deem necessary or as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe from time to time. The President shall have authority to appoint any agents, or employees other than those elected or appointed by the Board of Directors, and to prescribe their authority and duties, which may include the authority to appoint subordinate officers, agents or employees.


                  Any two or more offices, except the office of President and Secretary, may be held by the same person, but no officer shall execute, acknowledge or certify any instrument in more than one capacity.


                  Section 2. Term of Office. Each officer elected or appointed by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor has been elected or appointed and qualified. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the entire Board of Directors. Any officer, agent or employee not elected or appointed by the Board of Directors, shall hold office at the discretion of the President, or of the officer appointing him.


                  Section 3. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, or to the President, or Secretary, or to the officer appointing him. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


                  Section 4. Vacancies. A vacancy in any office caused by the death, resignation, removal or disqualification of the person elected or appointed thereto, or by any other cause, shall be filled for the unexpired portion of the term in the same manner as prescribed in these bylaws for regular election or appointment to such office. In case of the absence or disability or refusal to act of any officer of the Corporation, or for any other reason that the Board of Directors deems sufficient, the Board of Directors may delegate, for the time being, the powers and duties or any of them, of such officer, to any other officer or to any director.


                  Section 5. The President. The President shall be a director and the principal executive officer of the Corporation. He shall have general charge, control and supervision of the management and direction of the business, property and affairs of the Corporation subject to the control and direction of the Board of Directors.

                  The President is authorized to sign, execute and acknowledge, in the names and on behalf of the Corporation, all deeds, mortgages, bonds, notes, debentures, stock certificates, contracts, leases, reports, and other documents and instruments, except where the signing and execution thereof by some other officer, agent or representative of the Corporation shall be expressly authorized and directed by law or by the Board of Directors or by these bylaws. Unless otherwise provided by law or by the Board of Directors, the President may authorize any officer, employee or agent of the Corporation to sign, execute and acknowledge, in the name and on behalf of the Corporation and in his place and stead, all such documents and instruments. The President shall have such other powers and perform such other duties as are incident to the office of president and as from time to time may be prescribed by the Board of Directors.


                  Section 6. The First Vice President. In the absence or inability to act of the President, or if the office of President is vacant, the powers and duties of the President shall temporarily devolve upon the First Vice President, who shall be a director.


                  The First Vice President shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors or be delegated to him by the President, including, unless otherwise ordered by the Board of Directors, the power to sign, execute and acknowledge all documents and instruments.


                  Section 7. The Second Vice President. In the absence or inability to act of the First Vice President, or if that office is vacant, the powers and duties of the First Vice President shall temporarily devolve upon the Second Vice President.


                  The Second Vice President shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors or be delegated to him by the President or First Vice President, including, unless otherwise ordered by the Board of Directors, the power to sign, execute and acknowledge all documents and instruments.


                  Section 8. The Secretary. The Secretary shall: (1) keep the minutes of the proceedings of the stockholders, Board of Directors, and executive committee and other committees, if any, in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (3) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (4) file each written request by a stockholder that notice to him be mailed to some address other than the address as it appears on the record of stockholders; (5) sign with the President, or a Vice President, certificates representing shares of stock of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (6) have general charge of the record of stockholders of the Corporation; and (7) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. Any action that is required or permitted to be performed by the Secretary of the Corporation pursuant to these bylaws may be performed by the President of the Corporation or such other officer as the President or the Board of Directors may designate, to the extent permitted by law.18


                  Section 9. Assistant Secretaries. In the absence of the Secretary, or during his disability or refusal to act, his powers and duties shall temporarily devolve upon such one of the Assistant Secretaries as the President or the Board of Directors may direct, or, if there is but one Assistant Secretary, then upon such Assistant Secretary. The Assistant Secretaries shall have such other powers and perform such other duties as from time to time may be assigned to them, respectively, by the Board of Directors or be delegated to them by the President or the Secretary.


                  Section 10. Treasurer. The Treasurer, subject to the provisions hereinafter set forth respecting a custodian or custodians, and any agreements entered into by the Corporation pursuant thereto, shall have responsibility for the custody and safekeeping of all funds of the Corporation and shall have charge of their collection, receipt and disbursement; shall have responsibility for the custody and safekeeping of all securities of the Corporation; shall receive and have authority to sign receipts for all moneys paid to the Corporation and shall deposit the same in the name and to the credit of the Corporation in such banks or depositaries as the Board of Directors shall approve; shall endorse for collection on behalf of the Corporation all checks, drafts, notes and other obligations payable to the Corporation; shall disburse the funds of the Corporation only in such manner as the Board of Directors may require; shall sign or countersign all notes, endorsements, guaranties and acceptances made on behalf of the Corporation when and as directed by the Board of Directors; shall keep full and accurate accounts of the transactions of his office in books belonging to the Corporation and render to the Board of Directors, whenever they may require, an account of his transactions as Treasurer; and in general shall have such other powers and perform such other duties as are incident to the office of treasurer and as from time to time may be prescribed by the Board of Directors.


                  Section 11. Compensation. The salaries or other compensation of all officers elected or appointed by the Board of Directors shall be fixed from time to time by the Board of Directors. The salaries or other compensation of all other officers, agents and employees of the Corporation shall be fixed from time to time by the President, but only within such limits as to amount, and in accordance with such other conditions, if any, as from time to time may be prescribed by the Board of Directors.19



                                 ARTICLE VI.20


                  Section 1. Representation of Shares of Stock. The shares of stock of the Corporation shall be held in open accounts or represented by certificates for shares of stock. Certificates shall be issued if a stockholder shall request such issuance.

18.      Amended March 8, 1991.

19.      Amended March 24, 1994.

20.      Amended July 8, 1971.

                  Section 2. Open Accounts. Open accounts shall be maintained and recorded by the transfer agent or the registrar of the Corporation. Each open account shall bear the name and address of the record owner of the shares held in the open account and such other information as the Board of Directors may deem appropriate for complete and accurate identification. Upon any change in the number of shares held in an open account, written notice of such change shall be mailed to the record owner.


                  Section 3. Certificates of Stock. Certificates representing shares of stock of the Corporation shall be in such form as may be determined by the Board of Directors. All such certificates shall be consecutively numbered and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer of the Corporation and may, but need not be, sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.


                  Each certificate representing shares of stock of the Corporation shall when issued state upon the face thereof; that the Corporation is formed under the laws of the State of New York; the name of the person or persons to whom issued; the number and class of shares which such certificate represents; and the par value of each share represented by such certificate.21


                  The name and address of the persons to whom certificates for shares of stock are issued and the number of shares represented by and the date of issue and transfer of each certificate, shall be entered on books of the Corporation kept for that purpose. The stock record and transfer books and the blank stock certificates shall be kept by such transfer agent or by the Secretary or such other officer as shall be designated by the Board of Directors for that purpose. Every certificate surrendered to the Corporation for redemption, transfer, exchange, or credit to an open account shall be cancelled and shall show thereon the date of cancellation.


                  Section 4. Lost, Destroyed or Wrongfully Taken Certificates. The Board of Directors of the Corporation may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, apparently destroyed or wrongfully taken. When authorizing such issue of a new certificate the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost, destroyed or wrongfully taken.


                  Section 5. Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent or to dissent from any proposal without a meeting or for the purpose of determining the stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the


21.      Amended April 18, 1996.

purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of any meeting, nor more than sixty days prior to any other action. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided herein, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.22


                  Section 6. Record of Stockholders. The Corporation shall keep in its principal office, or at the office of its transfer agent or registrar in the State of New York, a record containing the names and addresses of all stockholders, the number of shares held by each, and the dates when they respectively became the owners of record thereof. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a record owner to receive dividends and other distributions and to vote the shares held in his name, and the Corporation shall not be bound to recognize any other person's equitable or legal claims to or interest in such shares.



                                  ARTICLE VII.

                   Determination of Sale and Redemption Price.


                  Shares of stock of the Corporation sold by the Corporation shall be sold at the net asset value thereof. Shares of stock of the Corporation that a stockholder requires the Corporation to redeem or that the Corporation acquires by exercise of its option to redeem shall be redeemed by the Corporation at the net asset value thereof.23


                  The asset value of each share of stock shall be obtained as of any given time by dividing the net value of the assets of the Corporation by the total number of shares then outstanding, including all shares which the Corporation has sold, whether or not paid for and issued, and all shares which have been surrendered to the Corporation for redemption or which the Corporation has elected to redeem upon their having been offered to the Corporation prior to transfer and the redemption price of which has not been determined.


                  The net value of the assets of the Corporation shall be determined as of any given time in accordance with sound accounting practice by deducting from the gross value of the assets of the Corporation at such time the amount of all expenses incurred and accrued and unpaid, such reserves as may be set up to cover taxes and any other liabilities, and such other deductions as in the opinion of the Board of Directors are in accordance with sound accounting practice.


22.      Amended January 22, 1998.

23.      Amended December 9, 1971 and April 18, 1996.

                  The gross value of the assets of the Corporation as of any given time shall be an amount equal to all cash, receivables, the market value of all securities and the fair value of other assets held by the Corporation at such time, all determined in accordance with sound accounting practice and giving effect to the following:


                  (a) The market value of any security owned by the Corporation which is listed or admitted to trading privileges on the New York Stock Exchange or the American Stock Exchange shall be the last sales price during the period elapsed since last previous determination or (in the case of securities in which there have been no previously reported sale transactions during such period) the mean between the last bid price and the last asking price, for like securities on such exchange. In case securities being valued are listed or admitted to trading privileges on any securities exchange other than the New York Stock Exchange or the American Stock Exchange, the sale transactions or bid or asked prices of such securities exchange which are to be used as aforesaid, shall be selected by the Board of Directors or any officer or other person designated by the Board of Directors for the purpose.


                  (b) The market value of securities traded on the NASDAQ National Market shall be the last sales price during the period elapsed since the last previous determination or (in the case of securities in which there have been no previously reported sale transactions during such period) the mean between the last bid price and the last asking price. The market value of securities dealt in in any other over-the-counter market shall be the mean between the last bid and asked prices in such market.24


                  (c) The market value of securities which are neither listed nor admitted to trading privileges on any exchange or dealt in in an over-the-counter market shall be determined in such manner as the Board of Directors shall prescribe from time to time.


                  (d) Any person making any determination of the market value of securities hereunder may rely on any source of quotations or basis for ascertaining quotations believed by him to be reliable.



                                  ARTICLE VIII.

                              Redemption of Shares.


                  Each stockholder of the Corporation shall have the right to require the Corporation to redeem all or any part of his shares of stock in accordance with the following:


                  1. Such right shall be exercised in each instance by the delivery to the Corporation or its transfer agent during usual business hours of a request for redemption. Such request shall (A) consist of an irrevocable written offer addressed to the Corporation duly executed by such holder to sell each of such shares to the Corporation at the


24.      Amended April 18, 1996.

         redemption price per share, accompanied by the surrender to the Corporation of the certificate or certificates for the shares to be repurchased in proper form for transfer together with such proof of the authenticity of signatures as may be required by the Corporation or (B) be in such other form and in compliance with such other rules as may be established by the Corporation; provided that in any case where a certificate has not been issued for part or all of the shares to be redeemed, the request for redemption shall, if required by the Corporation, be accompanied by a duly executed stock power or other instrument of assignment covering such shares, together with such proof of the authenticity of signatures on such stock power or other instrument of assignment as may be required by the Corporation.25


                  2. The time as of which the redemption price applicable to any such redemption shall be computed is as of the close of the New York Stock Exchange on the day on which the request for redemption is received, if received by the Corporation before the close of the New York Stock Exchange on a business day; if the request for redemption is not received on a business day, or if the request for redemption is received after the close of the New York Stock Exchange on a business day, then the redemption price shall be computed as of the close of the next succeeding business day. A business day is a day other than a public holiday in the State of New York, on which the New York Stock Exchange is open for trading.26


                  3. The redemption price shall be paid by the Corporation within seven days after receipt of the request for redemption, except that any such payment may be postponed or the right of redemption suspended


                         (i) for any period during which the New York Stock
                  Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted;


                         (ii) for any period during which the Board of Directors
                  determines that an emergency exists as the result of which disposal by the Corporation of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of its net assets;


                         (iii) for such other period as the Securities and
                  Exchange Commission may by order permit for the protection of security holders of the Corporation;


         provided that applicable rules and regulations of the Securities and Exchange Commission (or any succeeding governmental authority) shall govern as to the existence of restricted trading under (i) above or the emergency under (ii) above.


25.      Amended July 8, 1971 and April 18, 1996.

26.      Amended March 13, 1969.

                  Should the right of redemption be so postponed by the Corporation, a stockholder may withdraw his request for redemption if he so elects, or if he does not so elect, the redemption price shall be determined as of the close of business of the New York State Exchange upon the first business day, after the suspension, upon which the New York Stock Exchange is open for four hours.


                  4. Subject to the requirements of the Investment Company Act of 1940 and any rule or regulation of the Securities and Exchange Commission thereunder (including Rule 18f-1), any payment of the redemption price may be made in whole or in part in kind, in securities of the Corporation, if the Board of Directors shall determine that, by reason of the closing of the New York Stock Exchange or otherwise, the orderly liquidation of securities owned by the Corporation is impracticable or payment in cash would be prejudicial to the best interest of the remaining stockholders of the Corporation. In making any such payment in whole or in kind such securities shall be valued in the same manner employed in determining the redemption price and the securities so delivered shall be selected in such manner as the Board of Directors may deem fair and equitable. Whenever delivery of securities is so to be made, such delivery shall be made as promptly as practicable after receipt by the Corporation or its transfer agent of a request for redemption in proper form accompanied by such other documents as may be required by the Corporation pursuant to these bylaws.27


                  The Corporation shall have the right to redeem at its option all, but not less than all, of the shares of stock held in any stockholder account, the aggregate net asset value of which is less than $250 (the "minimum asset value"), in accordance with the following procedures:28


                  1. Shares shall be redeemed at the net asset value thereof computed as at the close of the New York Stock Exchange on the redemption date.


                  2. The Corporation shall provide to any stockholder whose shares are to be redeemed not less than 45 days' written notice of the Corporation's intention to redeem such shares. Such notice shall be mailed to the last known address of such stockholder by first class or certified mail and shall be effective when deposited properly addressed with postage prepaid in the facilities of the U.S. Postal Service.


                  3. Such notice shall state (a) the date on which the Corporation intends to redeem such shares, (b) that the price at which such shares shall be redeemed will be the net asset value of such shares computed as at the close of the New York Stock Exchange on the redemption date, (c) that the redemption price will be paid to such stockholder by check within seven days after the redemption date, and
         (d) that the stockholder may avoid redemption of his shares by purchasing additional shares in an amount sufficient to increase the value of his account to the minimum asset value then in effect.


27.      Amended July 8, 1971 and April 18, 1996.

28.      Adopted March 27, 1986.  Amended January 21, 1999, effective May 1,
         1999.

                  4. No shares of stock may be redeemed without the consent of the stockholder unless:


                         (a) the aggregate asset value of such shares
                  immediately after the most recent redemption of shares by such stockholder was less than the applicable minimum asset value in effect at the time of such most recent redemption; or


                         (b) the aggregate asset value of such shares
                  immediately after the most recent redemption of shares by such stockholder was less than the applicable minimum asset value set forth in the then-effective prospectus relating to the shares of the Corporation, provided that the applicable minimum asset value has been continuously disclosed in the prospectus or prospectuses relating to the shares of the Corporation for at least one year prior to the time the Corporation redeems such shares.


IRAs, accounts enrolled in the Fund's Automatic Investment Plan and accounts held pursuant to any incentive savings or deferred compensation plan shall be exempt from involuntary redemptions.



                                 ARTICLE IX.29

                                    Reserved.



                                  ARTICLE X.30

                          Restrictions on Investments.


                  The authority of the Board of Directors to invest the funds of the Corporation, to borrow money and to pledge securities as provided in the Certificate of Incorporation shall be subject to the following restrictions and limitations:


                  1.     Reserved.31


                  2. Other than for the expenses of organization, the Corporation may not borrow money except that the Fund may borrow funds from banks temporarily for administrative or liquidity (but not leveraging) purposes and such borrowing may not exceed five


29.      Deleted March 27, 1986.

30.      Amended October 8, 1964.

31.      Deleted March 25, 1982.

         percent of the value of the total assets of the Corporation at the time the loan is made nor be for a period exceeding sixty days.32


                  3. The Corporation shall not underwrite the securities of other issuers.


                  4. The Corporation shall not buy or sell real estate, but may retain or sell real estate acquired as a result of the ownership of securities. Securities shall not be purchased for the purpose of acquiring real estate.


                  5. The Corporation may not buy or sell any commodities or commodity contracts, but may retain or sell commodities or commodity contracts acquired as a result of the ownership of securities. Securities shall not be purchased for the purpose of acquiring commodities or commodity contracts.


                  6. The Corporation shall not make loans to other persons. For these purposes the purchase of a portion of an issue of publicly distributed bonds, debentures or other debt securities of the type customarily purchased by institutional investors, whether or not the purchase was made on the original issue of securities, shall not be considered the making of a loan.


                  7. The Corporation shall not purchase the securities of any issuer if such purchase, at the time thereof, would cause more than five percent (5%) of the total assets of the Corporation (taken at market value) to be invested in the securities of such an issuer. This limitation shall not apply to obligations of the Government of the United States or of any corporation which is an instrumentality of the United States.


                  8. The Corporation shall not purchase the securities of any issuer if such purchase at the time thereof would cause more than ten percent (10%) of any class of securities of such an issuer to be held by the Corporation. For the purpose of this limitation all outstanding debt of an issuer having maturity of more than one year shall be treated as one class.


                  9. The Corporation shall not purchase securities issued by any other investment company or investment trust registered under the Investment Company Act of 1940.


                  10. The Corporation shall not sell or contract to sell any security which it does not own unless by virtue of its ownership of other securities it has at the time of sale a right to obtain securities equivalent in kind and amount to the securities sold and if such right is conditional the sale shall be made only upon the same conditions. The Corporation shall not buy any securities or other property on margin and shall not buy or sell "puts" or "calls," except that the Corporation may write (sell) call options, which are listed on an organized securities exchange, on securities which are owned by the


32.      Amended March 8, 1988.

         Corporation, and may buy options for the purpose of effecting closing purchase transactions relating to such options.33


                  11. The Corporation shall not knowingly either purchase or retain in its portfolio securities issued by an issuer if an officer, director, or employee of, or counsel for, the Corporation is an officer or employee of such an issuer.


                  12. The Corporation shall not knowingly either purchase or retain in its portfolio securities issued by an issuer if the officers and directors of the Corporation, together, own of record or beneficially more than five percent (5%) of any class of the securities of such an issuer.


                  13. The Corporation shall not pledge, mortgage or hypothecate any assets of the Corporation except as may be necessary to borrow money temporarily for administrative or liquidity (but not leveraging) purposes pursuant to subparagraph 2 hereof and except that securities owned by the Corporation on which an option may have been written may be pledged, placed in escrow or otherwise segregated in accordance with the applicable requirements of any organized securities exchange in order that such securities remain available for delivery in case the option is exercised.34


                  14. The Corporation shall not invest in the securities of an issuer for the purpose of exercising control or management.


                  15. The Corporation shall diversify its investment among a number of industries rather than concentrate in a particular industry or group of industries and its investments in a particular industry shall not exceed 25 percent of its assets.


                  16. The Corporation shall not purchase any security whose disposition by the Fund would be, at the time of purchase, restricted under the Securities Act of 1933.35


                  After the effective date of the registration of the shares of stock of the Corporation under the Securities Act of 1933, the provisions of this Article X shall not be altered, amended, or repealed except as authorized by the vote of a majority of the outstanding shares of the Corporation.


33.      Amended March 24, 1977.

34.      Amended March 24, 1977 and March 8, 1988.

35.      Adopted March 30, 1972.

                                  ARTICLE XI.36

              Investment Policy and Objectives of the Corporation.


                  The objective of the Corporation shall be to achieve long-term growth of capital for its stockholders. To achieve these objectives the Corporation shall select securities of companies whose growth, cash flow, earnings and dividend prospects in its opinion are promising over the longer term. Securities of enterprises that shall be considered to have better than average management, financial strength and growth prospects will be favored. Changes in this investment objective may be made by the Board of Directors without stockholder approval.37


                  While the Corporation shall not be restricted in the proportion of assets which may be held in cash, government securities or other nonequity type securities, the policy of the Corporation shall be to limit such holdings to the liquid reserves appropriate to redeem shares of stock of the Corporation or for other purposes determined desirable by the management of the Corporation. If in the opinion of the Board of Directors of the Corporation, market conditions shall be unfavorable for common stocks and other equity type securities, the Corporation may for defensive purposes temporarily retain part or all of its assets or invest part or all of its assets in investment grade bonds, government securities and obligations of any corporation organized under the laws of any state of the United States maturing within 270 days provided that such obligations receive the highest rating of an independent rating service designated by the Banking Board. Continuous supervision shall be given to investments of the Corporation to attain, through suitable shifts in portfolio securities when required, the Corporation's investment objectives. Transactions involving portfolio turnover shall be limited to those incidental in the ordinary course of business and for the objective of the Corporation as stated.38



                                  ARTICLE XII.

                                   Custodian.


                  Section 1. Appointment of Custodian. All securities and funds owned by the Corporation shall at all times be held in the custody of one or more custodians appointed by the Board of Directors upon such terms and conditions as the Board of Directors may fix. Each such custodian shall be a bank or trust company which shall have at all times an aggregate capital, surplus and undivided profits of not less than $500,000.


                  Section 2. Agreements with Custodian. Each agreement with a custodian shall provide, among other things:


36.      Amended October 8, 1964.

37.      Amended January 21, 1999, effective May 1, 1999.

38.      Amended September 12, 1968.

                  (a) The custodian shall receive and hold as custodian for the Corporation all securities delivered to the custodian and all moneys paid to the custodian by or for the account of the Corporation;


                  (b) All securities purchased for the account of the Corporation shall be paid for by the custodian upon substantially contemporaneous receipt of such securities by the custodian in transferable form;


                  (c) The custodian shall deliver securities owned by the Corporation only (i) upon sale of such securities for the account of the Corporation and receipt of payment therefor by the custodian, (ii) when such securities are called, redeemed, retired, or otherwise become payable, (iii) in exchange for or upon conversion into other securities or other securities and cash, whether pursuant to their terms or to any plan of merger, reorganization, readjustment, liquidation or otherwise, or (iv) for other proper corporate purposes;


                  (d) The custodian agreement shall be subject to termination by the Corporation without the consent of the custodian upon written notice within such time as may be specified in the agreement, not, however, exceeding sixty days.



                                  ARTICLE XIII.

                               Investment Adviser.


                  Section 1. Appointment of Investment Adviser. The Board of Directors may appoint an investment adviser to furnish to the Corporation, investment advisory, statistical and research facilities and services and such other facilities and services, if any, upon such terms and conditions as the Board of Directors may determine. The investment adviser and custodian may be one and the same person.


                  Section 2. Agreements with Investment Adviser.39 The appointment of an investment adviser shall be by written agreement, which agreement shall provide, among other things:


                  (a) a precise description of all compensation to be paid by the Corporation thereunder;


                  (b) that such agreement shall not continue in effect for a period more than two years unless such continuance is specifically approved at least annually by the Board of Directors, concurred in by a majority of the directors who are not interested persons of the investment adviser or of the Corporation, or by vote of a majority of the outstanding voting securities of the Corporation;


39.      Amended June 10, 1971.

                  (c) that such agreement may be terminated without the payment of any penalty at any time by the Board of Directors of the Corporation or by vote of a majority of the outstanding shares of the Corporation on not more than sixty days' written notice to the investment adviser;


                  (d) that such agreement shall be automatically terminated in the event of its assignment by the investment adviser.


                  The terms "vote of a majority of the outstanding voting securities", "assignment" and "interested persons", when used herein, shall have the respective meanings specified in the investment Company Act of 1940.



                                 ARTICLE XIV.40

                       Bonding of Officers and Employees.


                  All officers and employees of the Corporation who may singly or jointly with others have access to securities or funds of the Corporation, either directly or through authority to draw upon such funds or to direct generally the disposition of such securities, shall be bonded by a reputable fidelity insurance company against larceny and embezzlement in such reasonable amounts as a majority of the Board of Directors of the Corporation who are not such officers and employees shall determine with due consideration to the value of the aggregate assets of the Corporation to which such persons shall have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of securities in the Corporation's portfolio. Such determination shall be made at least once a year.


                  The Secretary of the Corporation shall make all the filings and give all the notices required by Rule l7g-1 promulgated under the Investment Company Act.



                                   ARTICLE XV.

                   Indemnification of Directors and Officers.


                  Section 1. Actions by or in the Right of the Corporation to Procure a Judgment in its Favor. The Corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or



40.      Amended October 8, 1964.

settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this Section shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.41


                  Section 2. Other Actions or Proceedings. The Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the Corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.


                  The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.42


                  Section 3. Payment of Indemnification Other Than by Court Award. A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 1 and Section 2 above shall be entitled to indemnification as authorized in such Sections.


41.      Amended April 18, 1996.
42.      Amended April 18, 1996.

                  Except as provided in the paragraph above, any indemnification under Section 1 or Section 2 hereof, unless ordered by a court under Section 4 hereof, shall be made by the Corporation, only if authorized in the specific case:


                  (a) By the Board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in
         Section 1 or Section 2, as the case may be; or


                  (b) If such a quorum is not obtainable with due diligence or even if obtainable, a quorum of disinterested directors so directs:


                         (i) By the Board upon the opinion in writing of
                  independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such Sections has been met by such director or officer; or


                         (ii) By the stockholders upon a finding that the
                  director or officer has met the applicable standard of conduct set forth in such Sections.


                  Expenses incurred in defending a civil or criminal action or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by the first paragraph of Section 5 of this Article.


                  Section 4. Indemnification by a Court. Notwithstanding any failure of the Corporation to provide indemnification, and despite any contrary resolution of the Board or of the stockholders in the specific case under
Section 3, indemnification shall be awarded by a court to the extent authorized under Section 1, Section 2 and the first paragraph of Section 3.


                  Where indemnification is sought by judicial action, the court may allow a person such reasonable expenses, including attorneys' fees, during the pendency of the litigation as are necessary in connection with his defense therein, if the court shall find that the defendant has by his pleadings or during the course of the litigation raised genuine issues of fact or law.


                  Section 5. Other Provisions. All expenses incurred in defending a civil or criminal action or proceeding which are advanced by the Corporation under the last paragraph of Section 3, or allowed by a court under the last paragraph of Section 4, shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this Article of the bylaws not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the Corporation or allowed by the court exceed the indemnification to which he is entitled.


                  No indemnification, advancement or allowance shall be made under this Article in any circumstance where it appears:

                         (1) that the indemnification would be inconsistent with
                  the law of the jurisdiction of incorporation of a foreign corporation which prohibits or otherwise limits such indemnification;


                         (2) that the indemnification would be inconsistent with
                  a provision of the certificate of incorporation , a by-law, a resolution of the board or of the stockholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or


                         (3) if there has been a settlement approved by the
                  court, that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.


                  If, under this Article of the bylaws any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the stockholders, the Corporation shall, not later than the next annual meeting of stockholders unless such meeting is held within three months from the date of such payment, and in any event, within fifteen months from the date of such payment, mail to its stockholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.


                  Section 6. Limitations and Restrictions of Indemnification. Notwithstanding anything contained in Sections 1 through 5 above of this Article to the contrary, this Article does not protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.



                                  ARTICLE XVI.

                              Interested Directors.


                  No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or are financially interested, shall be, except as otherwise provided in the Investment Company Act of 1940, either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which approves such contract or transaction, or that his or their votes are counted for such purpose.


                  (1) If the fact of such common directorship, officership or financial interest is disclosed or known to the Board of Directors or committee, and the Board of Directors or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors;


                  (2) If such common directorship, officership or financial interest is disclosed or known to the stockholders entitled to vote thereon, and such contract or transaction is approved by vote of the stockholders; or


                  (3) If the contract or transaction is fair and reasonable as to the Corporation at the time it is approved by the Board of Directors, a committee or the stockholders.


Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee which approves such contract or transaction.



                                  ARTICLE XVII.

                                      Seal.


                  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, New York". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.



                                 ARTICLE XVIII.

                                 Miscellaneous.


                  Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.


                  Section 2. Reports to the Stockholders. The Board of Directors shall at least semi-annually submit to the stockholders a written financial report of the transactions of the Corporation including financial statements which shall at least annually be certified by independent public accountants.



                                  ARTICLE XIX.

                                   Amendments.


                  Except as otherwise provided herein or provided by law, these bylaws may be amended or repealed or new bylaws may be adopted by the affirmative vote of the Board of Directors at any regular or special meeting of the Board. If any bylaw regulating an impending election of directors is adopted, amended or repealed by the Board there shall be set forth in the notice of the next meeting of stockholders for the election of directors the bylaw so adopted, amended or repealed, together with a precise statement of changes made.
Bylaws adopted by the Board of Directors may be amended or repealed by the stockholders.